Exhibit 99.1

iCAD REPORTS FOURTH QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

Fourth quarter total revenues increased 14% year-over-year;

total revenues increased 22% excluding MRI asset sale

Conference call today at 4:30 p.m. ET

NASHUA, N.H. (March 22, 2018) – iCAD, Inc. (NASDAQ: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and twelve months ended December 31, 2017.

Fourth Quarter 2017 Highlights:

•	Total revenue of $7.9 million, up 14% year-over-year

•	Gross profit of $5.3 million, or 68%, excluding a one-time charge related to a $1.0 million inventory reserve

•	GAAP Net Loss of $(4.2) million, or $(0.26) per share, including a non-cash goodwill and long-lived asset impairment charge of approximately $(2.0) million

•	Non-GAAP Adjusted EBITDA loss of $(1.3) million

Full-Year 2017 Highlights:

•	Total revenue of $28.1 million, up 7% year-over-year

•	Gross profit of $19.2 million, or 68%, excluding a $1.0 million inventory reserve

•	GAAP Net Loss of $(14.3) million, or $(0.87) per share, including a non-cash goodwill, intangible, and long-lived asset impairment charge of approximately $(6.7) million

•	Non-GAAP Adjusted EBITDA loss of $(4.8) million

•	Cash and cash equivalents of $9.4 million at December 31, 2017

Subsequent Event:

•	In March of 2018, the Company amended the terms of its credit facility with Silicon Valley Bank. The amendment was required following the Company’s decision to cease offering its skin subscription service model to customers in early 2018. The amendment, among other things, modifies: the debt covenants, the second term loan advance revenue milestone and maturity date, the line of credit and the final payment amount.

“The fourth quarter was our strongest of the year from a revenue standpoint, as we closed out 2017 with particularly strong product revenue performance in our Artificial Intelligence detection software business,” said Ken Ferry, Chief Executive Officer of iCAD, Inc. “The fourth quarter’s most significant catalyst was growing sales of PowerLook Tomo Detection software, the first Artificial Intelligence software product based on machine and deep learning that is commercially available for the detection of breast cancer on 3D mammograms. We remain focused on maximizing the commercial potential for this key product, and customer feedback continues to be highly positive.”

“Following a comprehensive review of market dynamics and our own internal cost and revenue projections, we announced early in 2018 our intention to cease offering the subscription service model to customers in our skin brachytherapy business,” continued Mr. Ferry. “We believe that long-term profitable growth in this business is achievable through a more traditional capital sales business model whereby customers buy the systems from us and directly coordinate the required clinical resources to deliver patient treatments. These customers will still contract with iCAD annually for X-ray source and service contract support. We remain bullish on this market and, following this strategic shift, we believe we are well-positioned to leverage the strong interest we are seeing from new potential capital customers. Our commercial strategy that focuses on capital sales will now include the targeting of cancer centers, which are particularly attractive because there are over 1,700 such centers across the U.S.”

“In our cancer detection business, we recently received CE Mark approval and launched the second version of our PowerLook Tomo Detection software product at the European Congress of Radiology (ECR) in Vienna. We believe that our Artificial Intelligence-based software platform will be the basis for continued innovation in the development of a broad roadmap of Artificial Intelligence solutions built on machine and deep learning,” concluded Mr. Ferry.

Fourth Quarter 2017 Financial Results

Revenue: Total revenue for the fourth quarter of 2017 increased 14% to $7.9 million from $6.9 million in the fourth quarter of 2016, reflecting a 44% increase in product revenue and a 9% decrease in service revenue.

	Three months ended December 31,
In $000’s	2017	2016	Change	% Change
Product revenue	$4,329	$3,011	$1,318	44%
Service revenue	3,573	3,917	(344)	(9)%

Total Revenue	$7,902	$6,928	$974	14%

Cancer detection revenue, which includes revenue from our digital mammography, breast density, and CT CAD platforms, as well as the associated service revenue, for the fourth quarter of 2017 increased $1.1 million, or 26%, to $5.2 million, as compared to $4.2 million in the same period in 2016. The year-over-year detection results were negatively impacted by the inclusion of $0.5 million in MRI revenue for the fourth quarter of 2016. The MRI assets were divested in the first quarter of 2017. Excluding MRI revenue, quarterly cancer detection revenues increased by $1.5 million, or 40%, year-over-year. Therapy revenue, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue, for the fourth quarter of 2017, decreased by $0.1 million, or 4%, to $2.7 million, from $2.8 million in the same period of 2016. Therapy revenue was lower due primarily to a $0.3 million decrease in therapy product revenue associated with lower average selling prices realized on international distribution sales. Total company revenue for the three months ended December 31, 2017, excluding the impact of MRI revenues, increased 22% to $7.8 million from $6.5 million in the fourth quarter of 2016.

	Three months ended December 31,
In $000’s	2017	2016	Change	% Change
Detection revenue
Product revenue	$3,679	$2,102	$1,577	75%
Service revenue	1,565	2,070	(505)	(24)%

Detection Revenue	$5,244	$4,172	$1,072	26%

Therapy revenue
Product revenue	$650	$909	$(259)	(28)%
Service revenue	2,008	1,847	161	9%

Therapy Revenue	$2,658	$2,756	$(98)	(4)%

Total Revenue	$7,902	$6,928	$974	14%

Gross Profit: Gross profit for the fourth quarter of 2017 was $4.3 million, or 55% of revenue, compared with $4.5 million, or 65% of revenue, for the fourth quarter of 2016. The year-over-year decrease in gross profit was due to a $1.0 million inventory reserve recorded in the fourth quarter of 2017 related to our exit from the skin subscription business. Excluding this charge, gross profit in the fourth quarter of 2017 was $5.3 million, or 68%.

Operating Expenses: Total operating expenses for the fourth quarter of 2017 increased $0.7 million to $8.5 million from $7.8 million in the fourth quarter of 2016. The increase was entirely driven by a non-cash impairment charge of $2.0 million related to the goodwill and long-lived assets of the therapy segment recorded in the fourth quarter of 2017. Excluding the goodwill and long-lived asset impairment charge, total operating expenses for the fourth quarter of 2017 decreased to $6.5 million, representing a $1.3 million decrease year-over-year.

GAAP Net Loss: Net loss for the fourth quarter of 2017 was $(4.2) million, or $(0.26) per share, compared with a net loss of $(3.3) million, or $(0.20) per share, for the fourth quarter of 2016. The $0.9 million year-over-year increase in our net loss was driven primarily by the $2.0 million goodwill and long-lived asset impairment charge and the $1.0 million inventory reserve, which were partially offset by incremental gross profit of $0.8 million and a decrease in operating expenses of $1.3 million.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(1.3) million for the fourth quarter of 2017, compared to a non-GAAP adjusted EBITDA loss of $(2.0) million for the fourth quarter of 2016. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three month periods ended December 31, 2017 and 2016, respectively.

Full-Year 2017 Financial Results

Revenue: Total revenue for the twelve months ended December 31, 2017, increased 7% to $28.1 million from $26.3 million for the twelve months ended December 31, 2016, reflecting a 29% increase in product revenue, which was partially offset by an 8% decrease in service revenue.

	Twelve months ended December 31,
In $000’s	2017	2016	Change	% Change
Product revenue	$13,554	$10,471	$3,083	29%
Service revenue	14,548	15,867	(1,319)	(8)%

Total Revenue	$28,102	$26,338	$1,764	7%

Cancer detection revenue for the twelve months ended December 31, 2017, increased by $1.2 million, or 7%, to $18.3 million, as compared to $17.1 million in the same period in 2016. Excluding the impact of MRI revenues in each of the twelve month periods, Cancer detection revenue increased by $3.0 million, or 20%, year-over-year. Therapy revenue for the twelve months ended December 31, 2017, increased by $0.6 million, or 6%, to $9.8 million, from $9.2 million in the same period of 2016. The increase in therapy revenue was due to a 6% increase in product revenue and a 6% increase in service revenue. Total Company revenue for the twelve months ended December 31, 2017, excluding the impact of MRI revenues, increased 15% to $27.6 million from $24.0 million in the same period of 2016.

	Twelve months ended December 31,
In $000’s	2017	2016	Change	% Change
Detection revenue
Product revenue	$11,649	$8,682	$2,967	34%
Service revenue	6,661	8,451	(1,790)	(21)%

Detection Revenue	$18,310	$17,133	$1,177	7%

Therapy revenue
Product revenue	$1,905	$1,789	$116	6%
Service revenue	7,887	7,416	471	6%

Therapy Revenue	$9,792	$9,205	$587	6%

Total Revenue	$28,102	$26,338	$1,764	7%

Gross Profit: Gross profit for the twelve months ended December 31, 2017, decreased by $0.3 million to $18.2 million, or 65% of revenue, from $18.5 million, or 70% of revenue, for the twelve months ended December 31, 2016. The year-over-year decrease in gross profit was due to the $1.0 million inventory reserve recorded in the fourth quarter of 2017 related to our exit from the skin subscription business. Excluding this charge, gross profit in 2017 was $19.2 million, or 68%.

Operating Expenses: Total operating expenses for the twelve months ended December 31, 2017, increased $3.9 million to $32.3 million from $28.5 million for the twelve months ended December 31, 2016. The year-over-year increase reflects the net impact of the goodwill, intangible, and long-lived asset impairment charge ($6.7 million) and the gain on the sale of the MRI assets ($2.5 million). Excluding the net impact of the goodwill, intangible, and long-lived asset impairment charge and the gain on the sale of MRI assets, total operating expenses for the twelve months ended December 31, 2017, decreased $0.3 million to $28.2 million from $28.5 million for the twelve months ended December 31, 2016. The year-over-year decrease, after taking into account the impact of the goodwill and long-lived asset impairment charge and the gain on the sale of the MRI assets, reflects a decrease in engineering and product development expenses, lower amortization and depreciation charges, partially offset by an increase in marketing and sales costs and general and administrative expenses.

GAAP Net Loss: Net loss for the twelve months ended December 31, 2017 was $(14.3) million, or $(0.87) per share, compared with net loss of $(10.1) million, or $(0.63) per share, for the twelve months ended December 31, 2016. The $4.2 million year-over-year increase in net loss was driven primarily by the $6.7 million goodwill, intangible, and long-lived asset impairment charge and the $1.0 million inventory reserve, which were partially offset by incremental gross profit of $0.7 million, lower operating expenses of $0.3 million and the $2.5 million gain on the sale of the MRI assets.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(4.8) million for the twelve months ended December 31, 2017, compared to a non-GAAP adjusted EBITDA loss of $(5.3) million for the twelve months ended December 31, 2016. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the twelve month periods ended December 31, 2017 and 2016, respectively.

Cash and Cash Equivalents: As of December 31, 2017, the Company had cash and cash equivalents of $9.4 million, compared with $8.6 million as of December 31, 2016.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the fourth quarter and fiscal year 2017 financial results and provide a Company update. The dial-in numbers are 800-263-0877 for domestic callers and 323-794-2094 for international callers. The conference ID is 6533199. A live webcast of the conference call will be available online at http://public.viavid.com/index.php?id=128360.

A replay of the webcast will remain on the Company’s website until the Company releases its first quarter 2018 financial results. In addition, a telephonic replay of the conference call will be available until March 20, 2018. The replay dial-in numbers are 844-512-2921 for domestic callers and 412-317-6671 for international callers. The replay conference ID is 6533199.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit or www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “would”, “could”, “consider”, “project”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, “confident” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2017, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LifeSci Advisors

Jeremy Feffer, (212)-915-2568

jeremy@lifesciadvisors.com

or

For iCAD media inquiries:

ARPR, LLC

Erin Bocherer

Health IT Practice Group Director

855.300.8209 ext. 120

erin@arpr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
Assets	2017	2016
Current assets:
Cash and cash equivalents	$9,387	$8,585
Trade accounts receivable, net of allowance for doubtful accounts of $107 in 2017 and $172 in 2016	8,599	5,189
Inventory, net	2,123	3,727
Prepaid expenses and other current assets	1,100	1,128
Assets held for sale	—	1,304

Total current assets	21,209	19,933

Property and equipment, net of accumulated depreciation of $5,889 in 2017 and $6,538 in 2016	576	1,385
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,433 in 2017 and $7,518 in 2016	1,931	3,183
Goodwill	8,362	14,097

Total Assets	$32,131	$38,651

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,362	$1,577
Accrued and other expenses	4,475	4,988
Notes and lease payable - current portion	829	86
Deferred revenue	5,404	5,372
Liabilities held for sale	—	832

Total current liabilities	12,070	12,855

Notes payable, long-term portion	5,119	—
Lease payable - long-term portion	27	—
Deferred revenue, long-term portion	506	668
Other long-term liabilities	119	83
Deferred tax	14	7

Total Liabilities	17,855	13,613

Stockholders’ Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,711,752 in 2017 and 16,260,663 in 2016; outstanding 16,525.681 in 2017 and 16,074,832 in 2016	167	163
Additional paid-in capital	217,389	213,899
Accumulated deficit	(201,865)	(187,609)
Treasury stock at cost, 185,831 shares in 2017 and 2016	(1,415)	(1,415)

Total Stockholders’ Equity	14,276	25,038

Total Liabilities and Stockholders’ Equity	$32,131	$38,651

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Products	$4,329	$3,011	$13,554	$10,471
Service and supplies	3,573	3,917	14,548	15,867

Total revenue	7,902	6,928	28,102	26,338
Cost of revenue:
Products	1,311	307	2,660	918
Service and supplies	2,060	1,802	6,229	5,713
Amortization and depreciation	190	290	1,037	1,189

Total cost of revenue	3,561	2,399	9,926	7,820

Gross profit	4,341	4,529	18,176	18,518

Operating expenses:
Engineering and product development	2,267	2,683	9,327	9,518
Marketing and sales	2,331	2,800	10,503	10,179
General and administrative	1,810	2,089	7,877	7,675
Amortization and depreciation	107	249	452	1,116
Goodwill and long-lived asset impairment	1,993	—	6,693	—
Gain on sale of MRI assets	—	—	(2,508)	—

Total operating expenses	8,508	7,821	32,344	28,488

Loss from operations	(4,167)	(3,292)	(14,168)	(9,970)
Interest expense	(73)	(4)	(124)	(63)
Other income	15	1	18	10

Other expense, net	(58)	(3)	(106)	(53)
Loss before income tax expense	(4,225)	(3,295)	(14,274)	(10,023)

Tax benefit/(expense)	(10)	(21)	18	(76)

Net loss and comprehensive loss	$(4,235)	$(3,316)	$(14,256)	$(10,099)

Net loss per share:
Basic	$(0.26)	$(0.20)	$(0.87)	$(0.63)

Diluted	$(0.26)	$(0.20)	$(0.87)	$(0.63)

Weighted average number of shares used in computing loss per share:
Basic	16,501	16,214	16,343	15,932

Diluted	16,501	16,214	16,343	15,932

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the twelve months ended December 31,
	2017	2016
Cash flow from operating activities:
Net loss	$(14,256)	$(10,099)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	494	983
Depreciation	995	1,322
Bad debt provision	45	177
Inventory obsolesense reserve	1,052	114
Stock-based compensation expense	3,656	2,307
Amortization of debt discount and debt costs	—	(23)
Interest on settlement obligations	26	82
Deferred tax liability	8	7
Gain from acquisition settlement	—	(249)
Goodwill and long-lived asset impairment	6,693	—
Loss on disposal of assets	52	10
Gain on sale of MRI assets	(2,158)	—
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	(3,474)	2,201
Inventory	554	482
Prepaid and other current assets	29	(504)
Accounts payable	(215)	(16)
Accrued expenses	(505)	309
Deferred revenue	(333)	(2,581)

Total adjustments	6,919	4,621

Net cash used for operating activities	(7,337)	(5,478)

Cash flow from investing activities:
Additions to patents, technology and other	(5)	(12)
Additions to property and equipment	(390)	(337)
Acquisition of VuComp M-Vu CAD	—	(6)
Sale of MRI assets	2,850	—

Net cash used for investing activities	2,455	(355)

Cash flow from financing activities:
Stock option exercises	80	198
Taxes paid related to restricted stock issuance	(242)	(114)
Debt issuance costs	(74)	—
Principal payments of capital lease obligations	(80)	(946)
Proceeds from debt financing, net	6,000	—

Net cash used for financing activities	5,684	(862)

Decrease in cash and equivalents	802	(6,695)
Cash and equivalents, beginning of period	8,585	15,280

Cash and equivalents, end of period	$9,387	$8,585

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP, and, therefore, such non-GAAP measures should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP Net Loss	$(4,235)	$(3,316)	$(14,256)	$(10,099)
Interest Expense	73	4	124	63
Other income	(15)	(1)	(18)	(10)
Stock Compensation	583	659	3,656	2,307
Depreciation	196	309	994	1,322
Amortization	101	230	495	983
Tax (benefit)/expense	10	21	(18)	76
Gain on sale of MRI assets	—	—	(2,508)	—
Goodwill and long-lived asset impairment	1,993	—	6,693	—
Loss on sale of Assets	—	—	—	1
Gain from acquistion settlement	—	—	—	(249)
Acquisition related	—	80	70	281

Non-GAAP Adjusted EBITDA	$(1,294)	$(2,014)	$(4,768)	$(5,325)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP Net Loss	$(4,235)	$(3,316)	$(14,256)	$(10,099)
Adjustments to Net Loss:
Gain on sale of MRI assets	—	—	(2,508)	—
Loss on sale of Assets	—	—	—	1
Goodwill and long-lived asset impairment	1,993	—	6,693	—
Gain from acquistion settlement	—	—	—	(249)
Acquisition related	—	80	70	281

Non-GAAP Adjusted Net (Loss)/Income	$(2,242)	$(3,236)	$(10,001)	$(10,066)

Net (Loss)/Income per share
GAAP Net (Loss)/Income per share	$(0.26)	$(0.20)	$(0.87)	$(0.63)
Adjustments to Net (Loss)/Income (as detailed above)	0.12	0.00	0.26	—

Non-GAAP Adjusted Net (Loss)/Income per share	$(0.14)	$(0.20)	$(0.61)	$(0.63)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, gains/losses on sale of assets, goodwill and long-lived asset impairment, gain from acquisition settlement, and acquisition related expenses. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•	Goodwill and long-lived asset impairment relates to impairment of the therapy business. It is excluded as management believes that such non-cash charges do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.